Exhibit 99.1

FOR IMMEDIATE RELEASE	Company Contact: Ralph Castner/Chief Financial Officer 308-255-1227 Joe Arterburn/Corporate Communications 308-255-1204 Cabela’s Incorporated

Investor/Media Contact: Integrated Corporate Relations 203-222-9013 Investor: Chad A. Jacobs Media: Mike Fox/Megan McDonnell

CABELA’S INC. ANNOUNCES APPOINTMENT OF TWO NEW BOARD MEMBERS

SIDNEY, Neb. (July 28, 2004) – Cabela’s Incorporated [NYSE: CAB], the nation’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise, today announced that Reuben Mark and John Gottschalk have been appointed to the Cabela’s Board of Directors. In addition to the other duties and committee assignments in their capacity as Directors, it is anticipated that Mr. Mark will serve as Chair of the Nominating and Governance Committee of the Board and Mr. Gottschalk will serve as Chair of the Audit Committee of the Board.

Reuben Mark is Chairman and Chief Executive Officer of the Colgate Palmolive Company [NYSE: CL]. Mr. Mark joined the Colgate Palmolive Co. in 1963 and has held a series of significant positions in the United States and overseas since then. He was elected Chief Executive Officer in 1984 and Chairman in 1986.

John Gottschalk has served as Chairman, Chief Executive Officer and President of the Omaha World-Herald Company since 1989 and as a member of its Board of Directors since 1980. The Omaha World-Herald Company publishes the Omaha World-Herald newspaper and, through its subsidiaries, owns and operates other newspapers, engages in direct marketing and holds interests in other diversified businesses. Mr. Gottschalk has also served as a Director for McCarthy Group, Inc. since 1997.

Dennis Highby, Cabela’s President and Chief Executive Officer said, “We are very excited to welcome these two distinguished gentlemen to our Board of Directors. In over two decades under Reuben’s leadership, Colgate Palmolive has become recognized as one of the most successful consumer products companies in the world, while also producing significant shareholder returns. Reuben’s extraordinary experience will be very helpful as we continue to develop our operating platform and expand our reach. Similarly, given John’s extensive experience with the communications and direct marketing business and his proven leadership capabilities with national organizations, we believe he will be a tremendous addition to our team.”

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the nation’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s has grown to become one of the most well known outdoor recreation brands in the United States, and has long been recognized as the World’s Foremost Outfitter®. Through Cabela’s established direct business and its growing number of destination retail stores, it offers a wide and distinctive selection of high quality outdoor products at competitive prices while providing superior customer service. Cabela’s operates as an integrated multi-channel retailer, offering its customers a seamless shopping experience through its catalogs, website and destination retail stores. Cabela’s also issues the Cabela’s Club® VISA credit card through which it offers a related customer loyalty rewards program as a vehicle for strengthening its customer relationships.

CAUTIONARY STATEMENT FOR THE PURPOSE OF THE SAFE HARBOR PROVISIONS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release (other than historical information) contains “forward-looking statements” that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: expansion into new markets; market saturation due to new destination retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company’s products; supply and delivery interruptions; adverse weather conditions; fluctuations in operating results; adverse economic conditions; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; increased government regulation; inadequate protection of the Company’s intellectual property; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company’s final prospectus relating to its initial public offering, which is available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. The Company’s forward-looking statements speak only as of the date of this press release. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.